EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT

PARENT
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Roebling Financial Corp, Inc.




                            STATE OR OTHER
                            JURISDICTION OF            PERCENTAGE
SUBSIDIARIES                INCORPORATION              OWNERSHIP
------------                -------------              ---------

Roebling Bank               United States                100%